As filed with the Securities and Exchange Commission on July 8, 2021

File no. [●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Osprey Bitcoin Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-2424407
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

520 White Plains Road, Suite 500	10591
Tarrytown, New York
(Address of Principal Executive Offices)	(Zip Code)

(914) 214-4174

(Registrant’s telephone number, including area code)

Copies to:

David A. Sirignano

Emily Drazan Chapman

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue NW

Washington, DC 20004

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act: Osprey Bitcoin Trust Units

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

Osprey Bitcoin Trust (the “Trust”) is voluntarily filing this Registration Statement on Form 10 to register its common units of fractional undivided beneficial interest (“Units”) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Once this Registration Statement is deemed effective, the Trust will be subject to the requirements of Regulation 13A under the Exchange Act, which will require it to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and to comply with all other obligations of the Exchange Act applicable to issuers filing Registration Statements pursuant to Section 12(g) of the Exchange Act.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

We have filed our Information Statement as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in our Information Statement. None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item No.	Item Caption	Location in Information Statement
1.	Business.	The following sections of our Information Statement are hereby incorporated by reference: “Statement Regarding Forward-Looking Statements,” “Key Operating Metrics,” “Summary,” “Risk Factors,” “Overview of the Bitcoin Industry and Market,” “Activities of the Trust,” “Description of the Trust,” “The Sponsor,” “The Trustee,” “The Transfer Agent,” “The Custodian,” “Custody of the Trust’s Bitcoins,” “Description of Issuance of Units,” “Valuation of Bitcoin and Determination of Bitcoin Holdings,” “Expenses; Sales of Bitcoins,” “Statements, Filings and Reports,” and “Description of the Trust Documents.”

1A.	Risk Factors.	The following sections of our Information Statement are hereby incorporated by reference: “Statement Regarding Forward-Looking Statements” and “Risk Factors.”

2.	Financial Information.	The following sections of our Information Statement are hereby incorporated by reference: “Key Operating Metrics,” “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Valuation of Bitcoin and Determination of Bitcoin Holdings,” and “Index to Financial Statements” and the statements referenced therein.

3.	Properties.	None.

4..	Security Ownership of Certain Beneficial Owners and Management.	The following section of our Information Statement is hereby incorporated by reference: “Conflicts of Interest.”
5.	Directors and Executive Officers.	The following sections of our Information Statement are hereby incorporated by reference; “The Sponsor.”
6.	Executive Compensation.	The following sections of our Information Statement are hereby incorporated by reference: “Expenses; Sales of Bitcoins.”
7.	Certain Relationships and Related Transactions, and Director Independence.	The following sections of our Information Statement are hereby incorporated by reference: “The Sponsor” and “Conflicts of Interest.”
8.	Legal Proceedings.	None.
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.	The following sections of our Information Statement are hereby incorporated by reference: “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
10.	Recent Sales of Unregistered Securities.	The following sections of our Information Statement are hereby incorporated by reference: “Description of the Units.”
11.	Description of Registrant’s Securities to be Registered.	The following sections of our Information Statement are hereby incorporated by reference: “Description of the Units,” “Description of Issuance of Units” and “Description of the Trust Documents.”
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12.	Indemnification of Directors and Officers.	The following section of our Information Statement is hereby incorporated by reference: “Description of the Trust Documents.”
13.	Financial Statements and Supplementary Data.	The following section of our Information Statement is hereby incorporated by reference: “Index to Financial Statements” and the statements referenced therein.
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.	Not Applicable.
15.	Financial Statements and Exhibits.	The following sections of our Information Statement are hereby incorporated by reference: “Index to Financial Statements” and the statements referenced therein.
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(a) List of Financial Statements and Schedules. The following Financial statements are included om the information Statement and filed as part of this Registration Statement on Form 10:

Osprey Bitcoin Trust Unaudited Interim Financial Statements

Statements of Assets and Liabilities at March 31, 2021 and December 31, 2020

Schedules of Investment at March 31, 2021 and December 31, 2020

Statements of Operations for the three months ended March 31, 2021 and 2020

Statements of Changes in Net Assets for the three months ended March 31, 2021 and 2020

Notes to Unaudited Financial Statements

Osprey Bitcoin Trust Annual Financial Statements

Report of Independent Registered Public Accounting Firm

Statements of Assets and Liabilities at December 31, 2020 and 2019

Schedules of Investment at December 31, 2020 and 2019

Statements of Operations for the period from January 22, 2019 (commencement of operations) to December 31, 2019 and for the year ended December 31, 2020

Statements of changes in Net Assets for the period from January 22, 2019 (commencement of operations) to December 31, 2019 and for the year ended December 31, 2020

Notes to Financial Statements

(b) Exhibits. The following documents are filed as exhibits hereto:

Number Exhibit	Exhibit Description

4.1	Second Amended and Restated Declaration of Trust and Trust Agreement

10.1†	Custodian Agreement

99.1	Information Statement

†	Certain schedules or similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Trust agrees to furnish supplemental copies of any of the omitted schedules or attachments upon request by the Securities and Exchange Commission.
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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Osprey Fund, LLC as Sponsor of Osprey Bitcoin Trust

By:	/s/ Gregory D. King
Name: Gregory D. King
Title: Chief Executive Officer

Date: July 8, 2021

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